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                        ARTICLES 0F INCORPORATION

                                     OF

                      FORECLOSED REALTY EXCHANGE INC.



   I, the undersigned, do this day voluntarily acknowledge the forming of a corporation under and pursuant to the laws of the state of Delaware and I HEREBY CERTIFY:

        ARTICLE ONE.  [NAME].  The name of the corporation is:

                     FORECLOSED REALTY EXCHANGE, INC.


   ARTICLE TWO. [LOCATION]. The address of the corporation's principal office is 850 South Rancho, Suite 335, Las Vegas, Nevada 89106. The initial agent for services of process at that address in Paula M. Pirtle.

   ARTICLE THREE. [PURPOSES]. The nature of the business object and purpose to be transacted, promoted, or carried on by the corporation are:

     a) To Conduct any lawful business., to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and to act in every kind of fiduciary capacity and generally to do all things necessary or convenient which are incident to or which a natural person might or cou1d do.

     b) To purchase, receive, take by grant, gift, devise, bequest, or otherwise lease or otherwise acquire own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or to otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interests therein, wherever situated.

     c) To engage generally in the real estate business as principal, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of mining claims, oil leases, oil and gas wells, real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take lease, purchase or otherwise handle or acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose


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of, as principal agent or in any lawful capacity, such personal property, chattels, chattels resales, rights, easements, privileges, choices in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held or disposed of and to acquire, purchase, sell, assign, transfer, dispose of and generally deal in and with as principal, agent, brokers, and in any lawful capacity, mortgages and other interests in real, personal and mixed properties; to carry on a general oil exploration, mining exploration and management business as principal, agent, representative contractor, sub-contractor, and in any other lawful capacity. To manufacture, purchase or acquire in any lawful manner and to hold, own, mortgage, pledge, sell transfer, or in any manner dispose of, and to deal and trade in goods, wares, merchandise, and property of any and every class and description, and in any part of the world.

     d) To apply for, register, obtain, purchase, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of and, in any manner deal with and contract with reference to:

          1) Inventions, devices, formulae, processes, improvements and modifications thereof;

          2) Letters. patent, patent rights, patented processed, copyrights, designs, and similar rights, trade-marks, trade names, trade symbols and other indications or origin and ownership granted by or recognized under the laws of the United States of America, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, possession agency or instrumentality of the United States of America, and of any foreign country, and all rights connected therewith or pertaining thereunto;

          3)   Franchises, licenses, grant and concessions.

     e) To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or agency or instrumentality thereof.

     f) To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine and direct any officer to complete.




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     g)   To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, in such amounts on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by the of Directors of the corporation as they may determine; and to secure any of its obligations by mortgage, pledge or other encumbrance of any or all of its property, franchises, and income.

     h) To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

     i) To promote and exercise all or any part of the foregoing purposes and powers in and a11 parts of the world, and to conduct its business in all or any branches in any lawful capacity.
I

   The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation by references to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes.

   ARTICLE FOUR.   (CAPITAL STOCK].  The amount of the total capital stock
of the corporation is ONE HUNDRED MILLION (100,000,000) consisting of one hundred million (100,000,000) shares designated as common stock, par value one mil ($.001) per share.

   ARTICLE FIVE.   [DIRECTORS].  The number of the governing boare, shall be
styled DIRECTORS and the number of such directors shall be not less than three (3), or more than nine (9). The first board of directors shall be the three members whose name and post office address is as follows:

NAME AND ADDRESS                         TITLE

H. Robert Alvarez                        President
850 South Rancho, Suite 335
Las Vegas, Nevada   89106


Karen Alvarez                            Secretary
850 South Rancho, Suite 335
Las Vegas, Nevada   89106

Paula M. Pirtle                          Assistant Secretary
850 South Rancho, Suite 335
Las Vegas, Nevada   89106

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   ARTICLE SIX.   [OFFICERS AND DIRECTORS LIABILITY].  No director or
officer of the corporation shall be personally liable to the corporation or its stockholders for damages for breach of a fiduciary duty as a director or officer. Nothing contained herein shall absolve liability of a director or officer for intentional misconduct, fraud, a known violation or the law, or the payment of a dividend in violation of the newly amended Delaware law, Title 8, Section 102(b)(7).

   ARTICLE SEVEN.   [INCORPORATION].  The name and address of the
incorporator of the corporation is as follows:

NAME                                 ADDRESS

Paula M. Pirtle                      850 South Rancho, Suite 335
                                     Las Vegas, Nevada 89106



   ARTICLE EIGHT.   [ASSESSMENT OF STOCK].  The capital stock of the
corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

   ARTICLE NINE.   [PERIOD OF EXISTENCE].  The period of existence of the
corporation shall be perpetual.

   ARTICLE TEN.   [BY-LAWS].  The initial By-Laws of the corporation shall
be adopted by its Board of Directors. The power to alter, amend, or repeal the By-Laws, or to adopt new By-Laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-Laws.

   ARTICLE SEVEN.   [STOCKHOLDER MEETINGS].  Meetings of stockholders shall
be held at such places within or without the State of Delaware may be provided by the By-Laws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.


   ARTICLE TWELVE.   [CONTRACTS OF CORPORATION].  No contract or other
transaction between the corporation and any other corporation, whether or not a majority of the hares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of

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this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a part to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation: provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directs of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

   I, the undersigned, being the original incorporator for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the General Corporation Law of the State of Delaware, and as subsequently amended do make and file this certificate, hereby declaring and certifying that the facts herein above stated are true.

This 20th day of October, 1988.


                                       /s/ Paula M. Pirtle
                                       --------------------------
                                       Paula M. Pirtle







State of Nevada       )
                      )   ss.
County of Clark       )



   On the 20th day of October 1988, before me, the undersigned, a Notary Public, personally appeared Paula M. Pirtle, known to me to be the person described herein and who executed the foregoing instrument, and who acknowledged to me that she executed the same freely and voluntarily and for the uses and purposes therein mentioned.

   IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the 20th day of October 1988.



                                       -----------------------------
                                       Notary Public
                                       Residing in Las Vegas, Nevada





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